UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Western Alliance Bancorporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 22, 2008
To the Stockholders of Western Alliance Bancorporation:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Western Alliance Bancorporation (the “Company”) will be held at the Embassy Terrace at 2800 W. Sahara Avenue, Las Vegas, Nevada 89102 on Tuesday, April 22, 2008, at 8:00 a.m., local time, for the following purposes:
1.	To elect four Class III directors to the Board of Directors whose terms will expire at the 2011 annual meeting;

2.	To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditor; and

3.	To transact such other business as may properly come before the stockholders at the Annual Meeting.
Only stockholders of record at the close of business on February 28, 2008 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of the Company for a period of ten days prior to the Annual Meeting until the close of such meeting.
Your vote is important. Even if you plan to attend the Annual Meeting in person, please vote your shares of the Company’s common stock in one of these ways: (1) use the toll-free telephone number shown on the proxy card; (2) visit the website listed on the proxy card; or (3) mark, sign, date and promptly return the proxy card to the address provided. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.
By order of the Board of Directors,
Linda N. Mahan
Secretary
Las Vegas, Nevada
March 21, 2008
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 22, 2008: This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and our 2007 Annual Report are available free of charge on our website www.westernalliancebancorp.com.

i

PROXY STATEMENT
WESTERN ALLIANCE BANCORPORATION
2700 West Sahara Avenue
Las Vegas, Nevada 89102
GENERAL INFORMATION
     This proxy statement is being provided to stockholders of Western Alliance Bancorporation (the “Company”) for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Embassy Terrace at 2800 W. Sahara Avenue, Las Vegas, Nevada 89102, at 8:00 a.m., local time, on Tuesday, April 22, 2008 and any and all adjournments thereof. This proxy statement, the Company’s annual report on Form 10-K, and the proxy card (or the voting instruction card for shares held in the Company’s 401(k) plan) are being mailed to stockholders of the Company on or about March 21, 2008. The Company will pay all expenses incurred in this solicitation. In addition to the Company soliciting proxies by mail, over the Internet and by telephone, the Company’s directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.
     Your proxy is being solicited by the Board of Directors of the Company. It will be voted as you direct; however, if no instructions are given on an executed and returned proxy it will be voted FOR the election of the four Class III director nominees whose terms will expire at the 2011 annual meeting and FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors.
     If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The Company is required to file an annual report on Form 10-K for its 2007 fiscal year with the Securities and Exchange Commission (“SEC”). Stockholders may obtain, free of charge, a copy of our annual report on Form 10-K by writing to the Company at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Corporate Secretary. Our annual report on Form 10-K also is available on our website, www.westernalliancebancorp.com, by clicking on the Investor Relations tab and then clicking on the link titled “Documents.”
VOTING RIGHTS
     Only stockholders of record at the close of business on February 28, 2008 (the “Record Date”), are entitled to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 30,219,153 shares of common stock outstanding and eligible to be voted at the Annual Meeting. A majority of the outstanding shares of common stock must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of common stock shall have one vote for each share of common stock of the Company in the holder’s name on the Record Date.
     The accompanying proxy is for use at the Annual Meeting if a stockholder either is unable to attend in person or will attend but wishes to vote by proxy. Shares may be voted by voting over the Internet, using a toll-free telephone number, or completing the proxy card and mailing it in the postage-paid envelope provided. Please refer to the proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available. Stockholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the stockholder is responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time, on April 21, 2008. Specific instructions to be followed by any stockholder interested in voting via the Internet or telephone are shown on the proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive.
     A proxy may be revoked at any time before the shares represented by it are voted at the Annual Meeting by delivering to the Corporate Secretary of the Company either a written revocation or a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone) or by voting in person at the Annual Meeting.
     If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, the broker may vote your shares in its discretion.
     Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes cast in person or by proxy (Item 1). There will be no cumulative voting in the election of directors. The proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors (Item 2) will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.
Shares in the Company 401(k) Plan
     If you hold shares in the Western Alliance Bancorporation 401(k) Plan, referred to as the 401(k) Plan, you may instruct the plan trustee on how to vote your shares in the plan by mail, by telephone or on the Internet as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. If you hold shares in the 401(k) Plan, a copy of the voting instruction card is enclosed with this proxy statement. You may vote all the shares allocated to your account on the Record Date.
     In addition, your vote will also apply pro rata, along with the votes of other participants in the 401(k) Plan who return voting instructions to the trustee, to all shares held in the 401(k) Plan for which voting directions are not received. These undirected shares may include shares credited to the accounts of participants who do not return their voting instructions and shares held in the plan that were not credited to individual participants accounts as of the Record Date. The trustee will automatically apply your voting preference to the undirected shares proportionately with all other participants who provide voting directions.

CORPORATE GOVERNANCE
     The Board of Directors is responsible for ensuring effective governance over the Company’s affairs. The Company has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents are available on the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at 2700 West Sahara, Las Vegas, Nevada 89102, Attention: Corporate Secretary.
Board Composition
     The Company’s bylaws provide that the Board of Directors will consist of not less than eight nor more than 17 directors. The Board of Directors may, from time to time, fix the number of directors within these limits. The Company’s Board is currently fixed at 15 directors. In accordance with the terms of the Company’s Articles of Incorporation, the terms of office of the directors are divided into three classes:
•	Class I, whose current term will expire at the annual meeting of stockholders to be held in 2009;

•	Class II, whose current term will expire at the annual meeting of stockholders to be held in 2010; and

•	Class III whose current term will expire at the annual meeting of stockholders to be held in 2008.
     At each annual meeting of stockholders the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual stockholders’ meeting following election. The number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes, such that each class shall be as nearly equal in number as possible.
     The Board of Directors currently consists of 15 directors divided into three classes. Larry L. Woodrum has informed the Company that he will not be standing for reelection at the Annual Meeting. Effective upon the Annual Meeting, the Board of Directors will consist of 14 member divided into three classes, with one vacancy in Class III. Information regarding each of the Company’s directors is set forth below. All ages are provided as of December 31, 2007.
Class I Directors with Terms Expiring in 2009
     Bruce Beach (age 58) has been a director of the Company since April 2005. Mr. Beach has been a director of Alliance Bank of Arizona since its formation. Mr. Beach has been Chairman and Chief Executive Officer of Beach, Fleischman & Co., P.C., an accounting and business advisory firm in Southern Arizona, since May 1991. Mr. Beach is a certified public accountant, received a BS in business administration and an MBA from the University of Arizona, and has 33 years of experience in public accounting. Mr. Beach was the Vice-Chairman of Carondelet Health Network, one of the largest hospital systems in Southern Arizona, from July 2004 until December 2007, and served as the chairman of its audit committee from July 2003 until December 2007. On January 1, 2008, Mr. Beach assumed the position of Chairman of Carondelet Health Network and no longer serves on the audit committee.
     William S. Boyd (age 76) has been a director and principal stockholder of the Company since inception and was a founder of its first bank subsidiary, Bank of Nevada (formerly, BankWest of Nevada). Mr. Boyd has served as a director of Boyd Gaming Corporation since its inception in June 1988, and as Chairman of the Board of Directors since August 1998. Mr. Boyd also held the position of CEO of Boyd

Gaming Corporation from August 1988 through December 2007, when he was elected to the office of Executive Chairman of that company, effective January 2008. Mr. Boyd has been a director of California Hotel and Casino since its inception in 1973. For the past ten years, he has been on the board of directors and the President of the National Center for Responsible Gaming. He served as a director of Nevada State Bank from 1965 to 1985. Mr. Boyd played a leading role in founding the William S. Boyd School of Law at the University of Nevada, Las Vegas. Mr. Boyd is the father of director Marianne Boyd Johnson.
     Steven J. Hilton (age 46) has been a director of the Company and Alliance Bank of Arizona since December 2002 and February 2003, respectively. Mr. Hilton was the co-founder, and is the Chairman and Chief Executive Officer of Meritage Homes Corporation. Mr. Hilton founded Arizona-based Monterey Homes in 1985. Under Mr. Hilton’s leadership, Monterey became a publicly traded company and combined with Legacy Homes in 1997, resulting in the creation of Meritage Homes Corporation. Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona.
     Marianne Boyd Johnson (age 49) has served as a founding director of the Company and Bank of Nevada since their establishment in 1995 and 1994, respectively. Since 1992, Ms. Johnson has been a member of the Board of Directors of Boyd Gaming Corporation and has served as its Vice Chairman of the Board and Senior Vice President since February 2001 and December 2001, respectively. Ms. Johnson has served Boyd Gaming since 1977 in a variety of capacities, including sales and marketing. Ms. Johnson served as a Director of Nevada Community Bank until its sale to First Security Bank (Wells Fargo) in 1993. Ms. Johnson is the daughter of director William S. Boyd.
     Kenneth A. Vecchione (age 54) has been a director of the Company since October 2007. Mr. Vecchione is the Chief Financial Officer of Apollo Global Management, L.P., one of the largest private equity firms in the United States, and is the former Vice Chairman and Chief Financial Officer of MBNA Corporation with prior work experience at AT&T Universal Card, First Data Corp and Citicorp Credit Card Services. Mr. Vecchione serves as a Director of Affinion Group, and is the Chairman of its Audit Committee, in addition to being a Director of International Securities Exchange. Mr. Vecchione is a graduate of the State University of New York.
Class II Directors with Terms Expiring in 2010
     Cary Mack (age 48) has been a director of the Company since April 2005. Mr. Mack has been a director of Torrey Pines Bank since its formation in May 2003. Mr. Mack is licensed in the State of California as a certified public accountant, attorney and real estate broker. He was formerly employed with PricewaterhouseCoopers’ audit and dispute resolution practices until 1990, when he became a founding stockholder, and the chief executive officer of Mack/Barclay Inc., a forensic certified public accounting, economic and information technology consulting firm specializing in the evaluation and resolution of complex economic and accounting issues in the business and litigation environments. Mack/Barclay was acquired in May 2006 by LECG Corporation, a global expert services firm that provides independent expert testimony and analysis, original authoritative studies, and strategic consulting services. Mr. Mack is a managing director with LECG.

     Arthur Marshall (age 78) has been a director of the Company since 1995 and the Chairman of the Board of Bank of Nevada since its establishment in 1994. He served as Chairman of the Board of Directors of the Company until December 2002. He was a co-founder of Marshall Rousso, now Marshall Retail Group, or MRG, a privately owned retail apparel chain in the Western United States and served as its President from 1959 to 1988. He is a member of the Nevada Gaming Commission and the national commission of the Anti-Defamation League and a former board member of the Public Employees Retirement System of Nevada. He is a recipient of the Prime Minister’s award from the State of Israel and the Distinguished Nevadan Award from the University of Nevada Las Vegas. Mr. Marshall is the father of director Todd Marshall.
     Todd Marshall (age 51) was a founding director of Bank of Nevada and the Company and has served as a director continuously since their establishment in 1994 and 1995, respectively. Mr. Marshall has been a director of Marshall Retail Group since May 1976, is currently its Chairman and served as its Chief Executive Officer until January 2005. The Marshall Retail Group owns and operates stores in more than 70 locations, primarily in major casino-hotels in Nevada, Mississippi and New Jersey. He is currently the owner and President of Marshall Management Co., a real estate investment and property management company in Las Vegas. In July 2007, Mr. Marshall joined the board of directors of Consumer Health Services. Mr. Marshall is the son of director Arthur Marshall.
     M. Nafees Nagy, M.D. (age 64) has served as a director of Bank of Nevada since its establishment in 1994 and as a director of the Company since April 2004. Dr. Nagy has practiced medicine in Las Vegas for more than 30 years and specializes in oncology, clinical hematology, and cancer chemotherapy. He founded and is President and a director of the Nevada Cancer Centers. Dr. Nagy served for eight years as a member of the Nevada State Board of Medical Examiners and also served as its Secretary. Dr. Nagy is certified by the American Board of Internal Medicine and the American Board of Utilization Review and Quality Assurance and has consulted for several healthcare concerns. He was a member of the advisory board for Option Care. Dr. Nagy also has served as a member and the chair of the Medical Carrier Advisory Committee for the Clark County Medical Society and currently serves as a member of the Society’s Nominating Committee. Dr. Nagy formerly served as a director of Sun Bank for five years and Nevada Community Bank until its sale in 1993. He retired from the U.S. Army as a Lt. Colonel and served in Operation Desert Storm in 1991. In January 2008, the Governor of Nevada appointed Dr. Nagy to the special healthcare issues advisory board.
     James E. Nave, D.V.M. (age 63) has served as a director of the Company and Bank of Nevada since their establishment in 1995 and 1994, respectively. Dr. Nave, a former officer in the armed forces, has owned the Tropicana Animal Hospital since 1974, and is the owner of multiple hospitals. He is a former President of the American Veterinary Medical Association. Dr. Nave is also the Globalization Liaison Agent for Education and Licensing for the American Veterinary Medical Association. He is a member and past president of the Nevada Veterinary Medical Association and the Western Veterinary Conference, as well as a member of the Clark County Veterinary Medical Association, the National Academy of Practitioners, the American Animal Hospital Association, and the Executive Board of the World Veterinary Association. Dr. Nave was also the chairman of the University of Missouri, College of Veterinary Medicine Development Committee. He was a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its chairman from 1989 to 1992 and from 1994 to 1996. Dr. Nave is on the board of the privately-held company Station Casinos, Inc.
Class III Directors with Terms Expiring in 2008
     The terms of Class III directors will expire at this year’s Annual Meeting. Mr. Woodrum is an outgoing director who will not stand for reelection this year. The Board has nominated the individuals listed below, all of whom are currently directors of the Company, to be elected as Class III directors at the

Annual Meeting. See “Items of Business To Be Acted On At The Meeting -— Item 1. Election of Directors.” If elected, the new terms of office for the four continuing directors will expire at the Annual Meeting in 2011.
     George J. Maloof, Jr. (age 43) has served as a director of the Company since April 2006. Mr. Maloof is the President of The Palms Casino Resort and has been responsible for the development and operation of hotels and casinos throughout the Southwest and in Las Vegas and North Las Vegas, Nevada, including Palms Place, a luxury condominium project. He has served as a director of First National Bank of New Mexico and First Security Bank of Nevada. Mr. Maloof received a bachelor’s degree from the University of Nevada Las Vegas.
     John P. Sande, III (age 58) has been a director of the Company and Chairman of the Board of Directors for First Independent Bank of Nevada since April 2007 and September 1999, respectively. Mr. Sande is a partner at Jones Vargas, a prominent Nevada law firm specializing in administrative law, government relations and trust and estates, and is admitted to the state and federal courts in California and Nevada. He is a trustee of the William F. Harrah Trusts, serves as a director of Employers Holdings, Inc., and is a former director of Bank of America Nevada. Mr. Sande graduated with great distinction from Stanford University and has been named to its All Century Football Team. He received his Juris Doctor degree from Harvard University where he graduated cum laude.
     Robert G. Sarver (age 46) has been the President, Chairman and Chief Executive Officer of the Company since December 2002. He has served as Chairman of the Company’s Torrey Pines Bank subsidiary since May 2003. He also served as the Chief Executive Officer of Torrey Pines Bank from May 2003 until June 2006. Mr. Sarver organized and founded National Bank of Arizona in 1984 and served as President at the time of the sale of that bank in 1994 to Zions Bancorporation. Mr. Sarver was the lead investor and Chief Executive Officer of GB Bancorporation, the former parent company of Grossmont Bank, from 1995 to 1997. Mr. Sarver served as Chairman and Chief Executive Officer of California Bank and Trust and as an Executive Vice President with Zions Bancorporation from June 1998 to March 2001. He served as a director and credit committee member of Zions Bancorporation from 1995 to 2001. Mr. Sarver is a director and audit committee member of Skywest Airlines and a director of Meritage Homes Corporation. He is also the Managing Partner of the Phoenix Suns NBA basketball team and a member of the board of directors of the Sarver Heart Center at the University of Arizona.
     Donald D. Snyder (age 60) has served as a director of the Company and of Bank of Nevada since 1997. He had earlier served as a founding director of the entity created to charter Bank of Nevada and was one of its initial investors. Mr. Snyder is the Chairman of the Las Vegas Performing Arts Center Foundation. He also is a director of Sierra Pacific Resources, Cash Systems, Inc., and Switch Communications Group, LLC. Mr. Snyder was the President of Boyd Gaming Corporation from January 1997 to March 2005, having joined the company’s board of directors in April 1996, and its management team in July 1996. Prior to that, he was president and chief executive officer of the Fremont Street Experience LLC, a private/public partnership formed to develop and operate a major redevelopment project in Downtown Las Vegas. Mr. Snyder was previously chairman of the board of directors and chief executive officer of First Interstate Bank of Nevada, then Nevada’s largest full-service bank, from 1987 through 1991. During his 22 years with First Interstate Bank from 1969 to 1991, Mr. Snyder served in various management positions in retail and corporate banking, as well as international and real estate banking. He has served and continues to serve on the boards of numerous industry and community organizations.

Director Independence
     The Company’s common stock is traded on the New York Stock Exchange (“NYSE”). The NYSE’s rules require that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under the NYSE’s rules, the Board of Directors must affirmatively determine that the director has no material relationship with the Company, including its subsidiaries, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Subject to certain exceptions, the NYSE rules also expressly provide that a person cannot be an independent director if:
•	At any time in the last three years, the director is, or has been employed by the Company, or has an immediate family member that serves or has served as one of its executive officers;

•	The director or an immediate family member has received more than $100,000 in direct compensation from the Company over a twelve-month period during the last three years, other than for director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	The director is a partner or employee of a firm that is the Company’s current internal or external auditor, or the director has an immediate family member who is currently a partner of such firm or who is currently employed by the firm in its audit, assurance, or tax compliance practice, or within the last three years, the director or an immediate family member was a partner or employee in such firm and personally worked on the Company’s audit in that time;

•	In the last three years, the director or an immediate family member is or was employed as an executive officer by another company where, at the same time, any of the Company’s present executive officers serve or served on that company’s compensation committee; or

•	The director is currently employed by, or, in the case of an immediate family member, is employed as an executive officer by, another company that has made payments to the Company, or received payments from the Company for property or services that, in any of the last three fiscal years, account for more than 2% of such company’s consolidated gross revenue or $1,000,000, whichever is greater.
     Of the 15 persons currently on the Board of Directors, including the Class III nominees, ten have been determined by the Board to be independent for purposes of Section 303A of the Listed Company Manual of the NYSE. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Business Relationships” on pages 16 and 33 of this proxy statement, respectively, and on discussions with such directors.
     Mr. Sarver and Mr. Woodrum are not considered independent because they have served as executive officers of the Company and/or one of its banking subsidiaries (the “Banks”) within the last three years. Mr. Hilton is not considered independent because Mr. Sarver was a member of the compensation committee of Meritage Homes Corporation (“Meritage”) until February 2004 and continues to serve as a Director for Meritage, and Mr. Hilton is the Chairman and Chief Executive Officer of Meritage. Mr. A. Marshall is not considered independent because of his position as a salaried Chairman of the Company’s subsidiary, Bank of Nevada, and Mr. T. Marshall is not considered independent because he is Mr. A. Marshall’s son.

Meetings of the Board of Directors
     The Board of Directors held six meetings in 2007. With the exceptions of Messrs. Sande and Vecchione, who became Directors in April and October 2007 respectively, each director attended at least 75% of the Board meetings and meetings of Committees on which he or she served in 2007. All of the directors attended the 2007 annual meeting of stockholders, with the exception of Messrs. Sande and Vecchione, who had not yet been appointed as directors at that time.
     The non-management directors held four meetings in 2007. The non-management directors have selected Mr. Snyder as Presiding Director to lead their sessions.
Communication with the Board and its Committees
     Any stockholder or other interested person may communicate with the Board, a specified director, (including the Presiding Director), the non-management directors as a group, or a committee of the Board by directing correspondence to their attention, in care of the Corporate Secretary, Western Alliance Bancorporation, 2700 West Sahara Avenue, Las Vegas, Nevada 89102. Anyone who wishes to communicate with a specific Board member, the non-management directors only or a specific committee should send instructions asking that the material be forwarded to the applicable director, group of directors or the appropriate committee chairman. All communications so received from stockholders or other interested parties will be forwarded to the director or directors designated.
Committees of the Board of Directors
     As of December 31, 2007, the Company’s Board of Directors had four standing committees:
•	The Audit Committee;

•	The Compensation Committee;

•	The Nominating and Corporate Governance Committee; and

•	The Credit Committee.
     The Credit Committee was disbanded in January of 2008, with all of its functions and responsibilities being assumed by the full Board of Directors. At the same time, the Board created a new Investment Committee consisting of four non-management directors, Messrs. Hilton, Snyder, Vecchione and Woodrum. Mr. Woodrum has since decided not to stand for reelection to the Board.
     Information with respect to these committees is listed below. The Company may appoint additional committees of the Board of Directors in the future, including for purposes of complying with all applicable corporate governance rules of the NYSE. The Company’s committee structure and each committee’s charter are available on the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at 2700 West Sahara, Las Vegas, Nevada 89102, Attention: Corporate Secretary.
Audit Committee
     The Company’s Audit Committee consists of five independent directors (Messrs. Beach, Mack, and Sande and Drs. Nagy and Nave). The Audit Committee held 13 meetings in 2007.
     Mr. Mack serves as the Committee’s chairman and the Board of Directors has determined that he meets the NYSE standard of possessing accounting or related financial management expertise. Each member of the Audit Committee is “financially literate” under NYSE listing standards and Mr. Mack qualifies as an “audit committee financial expert” as defined by the SEC. The Audit Committee’s primary duties include:
•	Serving as an independent and objective body to monitor and assess the Company’s compliance with regulatory requirements, its financial reporting processes and related internal control systems and the general performance of the Company’s internal audit function;

•	Overseeing the compliance of the Company’s internal audit function with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	Overseeing the audit and other services of the Company’s outside auditors and being directly responsible for the appointment, independence, qualifications, compensation and oversight of the outside auditors, who will report directly to the Audit Committee;

•	Supporting an open means of communication among the Company’s outside auditors, accountants, financial and senior management, its internal auditors, its regulatory audit department and the Board;

•	Resolving any disagreements between the Company’s management and the outside auditors regarding the Company’s financial reporting; and

•	Preparing (or directing to be prepared and reviewing) the Audit Committee Report for inclusion in the Company’s proxy statement for its annual meeting.
     The Audit Committee charter also mandates that the Audit Committee pre-approve all audit, audit-related, tax and other services conducted by the Company’s independent accountants. A copy of the Audit Committee charter, as amended in April 2007, is available on the Company’s website at www.westernalliancebancorp.com or, for print copies, by writing to the Company at 2700 West Sahara, Las Vegas, Nevada 89102, Attention: Corporate Secretary.
Compensation Committee
     As of December 31, 2007, the Company’s Compensation Committee consisted of two independent directors (Mr. Snyder and Dr. Nave). A third member, Paul Baker, resigned from the Board in August 2007. At its January 22, 2008 meeting, the Board appointed Mr. Vecchione, also an independent director, to fill the vacancy on the Compensation Committee created by Mr. Baker’s resignation. The Committee meets a minimum of four times per year. The Compensation Committee held five meetings in 2007, on January 22, February 27, April 17, October 16, and November 21.
     The Compensation Committee’s primary duties include:
•	Determining the compensation of the Company’s executive officers;

•	Annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, and evaluating the CEO’s performance in light of those goals and objectives;

•	Reviewing the Company’s executive compensation policies and plans;

•	Administering and implementing the Company’s equity compensation plans;

•	Determining the number of shares underlying stock options and restricted common stock awards to be granted to the Company’s directors, executive officers and other employees pursuant to these plans; and

•	Reviewing and discussing the Compensation Discussion and Analysis included in this Proxy Statement with management.
The Compensation Committee also has the authority to delegate its authority to subcommittees and individual members of the Committee as the Committee deems appropriate; provided that any delegate shall report any actions taken to the whole Committee at its next regularly scheduled meeting. Further information regarding the Compensation Committee can be found beginning at page 14 of this proxy statement, and the Compensation Committee report appears at page 24.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee consists of three independent directors (Mr. Boyd, Dr. Nagy and Ms. Johnson). Mr. Boyd serves as chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings in 2007. The Committee’s duties include:
•	Identifying individuals qualified to become members of the Company’s Board of Directors and recommending director candidates for election or re-election to the Board;

•	Considering and making recommendations to the Board regarding Board size and composition, committee composition and structure and procedures affecting directors; and

•	Monitoring the Company’s corporate governance principles and practices.
Credit Committee
     Prior to being disbanded in January of 2008, the Credit Committee consisted of seven directors (Messrs. Hilton, Maloof, A. Marshall, T. Marshall, Snyder and Woodrum, and Ms. Johnson). Mr. A. Marshall served as chairman of the Credit Committee. The Credit Committee reviewed the quality of the Company’s credit portfolio, oversaw the effectiveness and administration of the Company’s credit-related policies, reviewed the Company’s loan portfolio composition and the adequacy of its allowance for loan and lease losses, and monitors its internal credit examinations. The Credit Committee held four meetings in 2007.
Compensation of Directors
     The following table provides information concerning the compensation of the Company’s non-employee directors for 2007. The Company does not pay directors who are also employees of the Company, or one or more of the subsidiary banks, additional compensation for their service as directors and, accordingly, this table does not include Messrs. Sarver and Woodrum. Mr. Woodrum resigned as President and CEO of Bank of Nevada in July 2006; however, he continues to be a salaried officer and employee of the Bank. Non-employee directors receive annual retainers, fees for meeting attendance, and bi-annual equity grants in the form of non-qualified stock options. In accordance with SEC regulations, stock and option grants are valued at the grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123 (Revised), “Share-Based Payment” (“FAS 123R”). For stock options, the FAS 123R fair value per share is based on certain assumptions that are explained in footnote 13 to our audited financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007. The table below discloses this expense ratably over the vesting period, but without reduction for assumed forfeitures (as is done for financial reporting purposes). The table includes the ratable portion of grants made both in the current and in prior years.
     Non-employee directors are paid an annual retainer of $25,000, plus additional retainer amounts as follows: (1) $5,000 for the Presiding Independent Director, (2) $10,000 for the Audit Committee chair, and (3) $5,000 for all other Committee chairs. Annual retainers are paid in increments on a quarterly basis. Non-employee directors also are paid the following meeting fees: (1) $1,500 for Board meetings, (2) $1,500 for Audit Committee meetings, and (3) $750 for all other Committee meetings. Finally, non-employee directors receive a bi-annual stock option grant of 5,000 shares. Directors did not receive a stock option grant during fiscal year 2007.

	Fees Earned or	Option	All Other
Name	Paid in Cash ($)	Awards ($) (1)	Compensation ($) (2)	Total ($)
Current

Bruce Beach	47,500	19,294	0	66,794

William S. Boyd	38,250	18,238	0	56,578

Steven J. Hilton	31,000	19,294	0	50,294

Marianne Boyd Johnson	36,250	19,294	0	55,544

Cary Mack	56,000	19,294	0	75,294

George J. Maloof, Jr.	28,750	15,488	0	44,238

Arthur Marshall	39,000	19,294	50,000	108,294

Todd Marshall	34,000	19,294	0	53,294

M. Nafees Nagy, M.D.	43,750	19,294	0	63,044

James Nave, D.V.M.	49,750	19,294	0	63,044

John Sande, III	32,250	0	0	32,250

Donald D. Snyder	46,250	19,294	0	65,544

Kenneth A. Vecchione	0	0	0	0

Former

Paul Baker (3)	17,000	19,294	0	36,294

(1)	This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123R for stock or options granted after the initial public offering and in accordance with FAS 123 for stock or options granted prior to the initial public offering. Each director was awarded 5,000 options on April 16, 2006, with a grand date fair value per option of $12.39, resulting in total compensation per director of $61,950 which is recorded over the four year vesting period, or $15,488 per year. As of December 31, 2007, each director had the following number of options outstanding: Mr. Beach,

2,850 exercisable and 5,750 unexercisable; Mr. Boyd, 1,250 exercisable and 5,750 unexercisable; Mr. Hilton, 7,250 exercisable and 5,750 unexercisable; Ms. Johnson, 7,250 exercisable and 5,750 unexercisable; Mr. Mack, 6,650 exercisable and 6,350 unexercisable; Mr. Maloof, 1,250 exercisable and 3,750 unexercisable; Mr. A. Marshall, 7,250 exercisable and 5,750 unexercisable; Mr. T. Marshall, 7,250 exercisable and 5,750 unexercisable; Dr. Nagy, 2,850 exercisable and 5,750 unexercisable; Dr. Nave, 7,250 exercisable and 5,750 unexercisable; Mr. Snyder, 7,250 exercisable and 5,750 unexercisable; and Mr. Baker, 2,850 exercisable and 5,750 unexercisable. Complete beneficial ownership information of Company stock for each of our directors is provided in this Proxy Statement under the heading, “Security Ownership of Management and Certain Beneficial Owners.”

(2)	The amount shown for Mr. A. Marshall includes a $50,000 annual fee he received in 2007 for serving as Chairman of the Board of Bank of Nevada.

(3)	Mr. Baker resigned from the Board of Directors effective as of August 23, 2007.
Director Selection Process
     As noted above, one of the primary responsibilities of the Nominating and Corporate Governance Committee (referred to in this section as the “Committee”) is to assist the Board of Directors in identifying, and reviewing the qualifications of, prospective directors of the Corporation. The Board and the Committee periodically review the appropriate size of the Board. In considering candidates for the Board, the Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Committee-recommended nominee. The Committee is guided by the following basic selection criteria for all nominees: independence, character and integrity, experience and understanding of strategy and policy-setting, reputation for working constructively with others and sufficient time to devote to Board matters. The Committee also gives consideration to diversity, age and experience and specialized expertise in the context of the needs of the Board as a whole.
     The Committee will consider nominees for director recommended by stockholders. A stockholder wishing to recommend a director candidate for consideration by the Committee should send such recommendation to the Company’s Corporate Secretary at the address shown on the cover page of this Proxy Statement, who will then forward it to the Committee. Any such recommendation should include the following minimum information for each director nominee: full name, address and telephone number, age, a description of the candidate’s qualifications for Board service (such as principal occupation during the past five years and current directorships on publicly held companies), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and the number of shares of Company common stock owned, if any. A stockholder, who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Committee as a nominee, must comply with certain advance notice requirements. (See “Stockholder Proposals” for more information on these procedures.)
     If the Committee receives a director nomination from a stockholder or group of stockholders who (individually or in the aggregate) beneficially own greater than 5% of the Company’s outstanding voting stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and stockholder or group of stockholders recommending the candidate and will disclose in its proxy statement whether the Committee chose to nominate the candidate, as well as certain other information.

     In addition to potential director nominees submitted by stockholders, the Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Committee conducts an extensive due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by stockholders, will be similarly evaluated by the Committee using the Board membership criteria described above.
     Each nominee to be elected to the Board at this year’s Annual Meeting is a director standing for re-election. The Committee and the Board believe that all of such nominees satisfy the above described director standards. Accordingly, all of such nominees were approved for re-election by the Board. Although he was nominated for re-election by the Board, Mr. Woodrum subsequently decided not to stand for reelection. With respect to this year’s Annual Meeting, no nominations for director were received from stockholders.
Audit Committee Report
     The Board of Directors of Western Alliance Bancorporation approved the charter of the Company’s Audit Committee on April 27, 2005, and approved amendments to the charter on April 18, 2007. The charter states that the primary purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the Company’s financial reports and other financial information provided by the Company to governmental bodies (e.g., federal and state banking regulators, the Securities and Exchange Commission, and the Internal Revenue Service) or the public; (ii) the Company’s systems of internal controls regarding finance, accounting, regulatory compliance and ethics that management and the Board of Directors have established; (iii) the Company’s internal audit function; and (iv) the Company’s auditing, accounting and financial reporting processes. The Audit Committee periodically reports on these and other pertinent matters that come before it to the Board of Directors.
     The following five Directors are currently members of the Audit Committee: Mr. Cary Mack (Chairman), Mr. Bruce Beach, Dr. M. Nafees Nagy, Dr. James Nave, and Mr. John Sande, III. The Board of Directors has determined that each member of the Committee satisfies the requirements of the applicable laws and regulations relative to the independence of Directors and Audit Committee members, including, without limitation, the requirements of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). The Board of Directors has further determined, in its business judgment, that each member of the Audit Committee is “financially literate” under NYSE listing standards and that Cary Mack qualifies as an “audit committee financial expert” as defined by the SEC. During 2007, the Audit Committee met 13 times.
     While the Audit Committee has the duties and responsibilities set forth in the charter, it is not the responsibility of the Audit Committee to plan or conduct audits, to implement internal controls, or to determine or certify that the Company’s financial statements are complete and accurate or are in compliance with accounting principles generally accepted in the United States of America (GAAP). Furthermore, it is not the duty of the Audit Committee to assure compliance with applicable laws, rules, and regulations. These are the duties and responsibilities of management, the Company’s independent registered public accounting firm, and others as described more fully below.
     Management is responsible for the Company’s financial reporting process, which includes the preparation of the Company’s financial statements in conformity with GAAP, and the design and operating effectiveness of a system of internal controls and procedures to provide compliance with accounting standards and applicable laws, rules, and regulations. Management is also responsible for bringing appropriate matters to the attention of the Audit Committee and for keeping the Audit Committee informed of matters which management believes require attention, guidance, resolution, or other actions. McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion on the conformity of the Company’s audited financial statement with GAAP.
     During the year, the Audit Committee discussed with McGladrey & Pullen, LLP and the Company’s internal auditors, with and without management present, the overall scope and plans for their respective audits, the results of their examinations, and their evaluations of the effectiveness of the Company’s internal controls and of the overall quality of the Company’s financial reporting.
     The Audit Committee reviewed and discussed the consolidated financial statements for the year ended December 31, 2007 with McGladrey & Pullen, LLP and management. In addition, the Audit Committee discussed with McGladrey & Pullen, LLP those matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 and as currently in effect.
     McGladrey & Pullen, LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Committee discussed with McGladrey & Pullen, LLP any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence. In addition, the Audit Committee reviewed and approved the fees paid to McGladrey & Pullen, LLP for audit and non-audit related services.
     Based on the reviews and discussion referred to above, the Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.
Submitted by the Audit Committee
Cary Mack (Chairman)
Bruce Beach
Dr. Nafees Nagy
Dr. James E. Nave
John P. Sande, III
The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference with any previous or future filings by the Company under the Securities Act of 1933 or the Exchange Act, as amended, except to the extent that the Company specifically incorporates this report therein by reference.
Compensation Committee Matters
The Committee’s Processes and Procedures
     The Compensation Committee currently consists of three independent directors (Messrs. Snyder and Vecchione, and Dr. Nave), as the term “independent” is defined in the Company’s Corporate Governance Guidelines and the Corporate Governance Rules of the NYSE. Mr. Snyder serves as chairman of the Compensation Committee. No member of the Compensation Committee is a current or former employee of the Company or any subsidiary. The Compensation Committee’s charter is reviewed annually to ensure that the Committee is fulfilling its duties in aligning the Company’s executive compensation program with the creation of shareholder value. The Board adopted the Committee’s charter on April 27, 2005, and approved amendments to the charter on April 18, 2007.
     The Committee reviews the compensation of the Company’s Executive Management Committee (the “EMC”) and approves final pay packages for all EMC members except for the CEO, whose compensation is recommended by the Committee and approved by the Board. The EMC consists of the CEO and certain senior executive officers of the Company and/or one of its operating subsidiaries. In evaluating and approving the compensation of executive officers, other than the CEO, the Committee receives input from the CEO and considers its own assessment of their performance as it has frequent exposure to these officers. Additionally, the Committee annually reviews and makes recommendations to the Board with respect to director compensation. Directors’ compensation is established by the Board of Directors upon the recommendation of the Committee. The Committee also reviews and approves the Company’s overall compensation philosophy and strategies.
     At its January 2007 meeting, the Committee took the following actions: (1) approved recommended salary increases along with the bonus payouts and stock option grants for EMC members (except for the CEO), (2) approved the 2007 Restricted Stock Award Grants, and (3) approved the Company’s 2007 Annual Bonus Plan. At its February meeting, the Committee took the following actions: (1) approved the Company’s financial performance targets and payout schedule for 2007; and (2) approved the Company’s executive compensation philosophy for 2007. At its April meeting, the Committee took the following actions: (1) approved the 2007 Annual Bonus targets for each of the Company’s affiliate banks, and (2) approved a conversion rate of stock options to restricted shares based on an analysis of the ratios adopted by others in the industry. At the October meeting, the Committee reviewed projected payouts under the Annual Bonus Plan for the Company and each of the Banks. The Committee also determined that a compensation consultant should be engaged by the Company every two to three years for updates on total compensation and, otherwise, on an as needed basis. At its November meeting, the Committee approved the 2008 restricted stock grants for Company and Bank officers.
     The Compensation Committee’s charter provides the Committee with the sole authority and discretion to engage and terminate outside advisors to study and make recommendations regarding director or executive compensation matters, and has the sole authority to approve their fees and other retention terms. The Committee selected and engaged The Hay Group as its consultant during 2007 to advise it on executive compensation matters (the “Consultant”) as necessary. The Committee Chair worked directly with the Consultant to determine the scope of the work needed to assist the Committee in its decision making processes. The Consultant attended Committee meetings and the Committee’s executive sessions to present and discuss market data and program design alternatives, and to provide advice and counsel regarding decisions facing the Committee.
     In 2007, the Committee engaged the Consultant to assist the Committee in making its 2007 compensation decisions. The Committee provided the Consultant with a Peer Group (as defined below) for purposes of comparing the Company’s executive compensation packages. The Consultant analyzed executive compensation information from the Peer Group, along with other industry information available to the Consultant; presented its compensation analysis to the Committee; and recommended compensation increases for the Company NEOs. The Committee used the Consultant’s advice in developing its recommendations to the Board for the CEO’s 2007 compensation and, along with input from the CEO, in approving the 2007 compensation for other EMC members.
     The Chair of the Committee works with management to set individual meeting agenda for the Committee following an overall annual calendar of regular activities. The CEO and the Company’s Chief Administrative Officer (“CAO”) are the primary representatives of management who interact with the

Committee and serve as liaisons between the Committee and Company management. These officers regularly attend Committee meetings, and provide input and recommendations on compensation matters, as discussed more fully in the Compensation Discussion and Analysis below. They work with other senior executives to develop and recommend compensation strategies and practices to the Committee for its review and approval, including the performance goals and weighting factors used in the Company’s annual bonus plan and base salary adjustments for specific officers. The CAO also works directly with the Consultant on a variety of Committee matters and provides administrative support and assistance to the Committee.
Compensation Committee Interlocks and Insider Participation
     Mr. Snyder and Dr. Nave were on the Compensation Committee during all of 2007. Mr. Baker was on the Compensation Committee until his resignation from the Board in August 2007. The Board of Directors appointed Mr. Vecchione to the Compensation Committee in January 2008. Each member of the Compensation Committee is an independent, outside director. None of them is a current or former officer or employee of the Company.
     Mr. Sarver, the Company’s President and Chief Executive Officer and a director, is a member of the board of directors of Meritage Homes Corporation. Mr. Sarver served on the Compensation Committee of Meritage until February 2004. Mr. Hilton, a director of the Company, is the Chairman and Chief Executive Officer of Meritage.
     During 2007, the Banks had, and expect to have in the future, banking transactions in the ordinary course of business with the Company’s directors, officers, and principal stockholders (and their related interests) on the same terms, including interest rates and collateral on loans, as those prevailing at the same time with other persons of similar creditworthiness. In the Company’s opinion, these loans present no more than the normal risk of collectibility or other unfavorable features. These loans amounted to approximately 2.5% of total loans outstanding as of December 31, 2007.
EXECUTIVE COMPENSATION
Executive Officers
     Executive officers are appointed annually by the Board of Directors following the Annual Meeting of Stockholders. Set forth below is the name and age (as of December 31, 2007) of each executive officer, other than Mr. Sarver, and the principal position(s) he or she holds with the Company. For information regarding Mr. Sarver, see “Corporate Governance — Board Composition — Class III Directors with Terms Expiring in 2008.”
     Gerald “Gary” Cady has been the Company’s Executive Vice President of Southern California Administration since May 2003. He has served as President of Torrey Pines Bank since May 2003 and as its Chief Executive Officer since June 2006. Mr. Cady was also a director of the Company from June 2003 to April 2005. Mr. Cady has 30 years of commercial banking experience, most recently as Senior Vice President and Regional Manager for California Bank and Trust in San Diego from August 1987 to February 2003. Mr. Cady is Chairman of Grossmont Hospital Corporation and a board member of Sharp HealthCare and the San Diego Symphony. Mr. Cady is 53.
     Duane Froeschle has been the Chief Credit Officer and an Executive Vice President of the Company and Vice Chairman of Alliance Bank of Arizona since 2002. Mr. Froeschle was the Chief Credit Officer of Alliance Bank of Arizona from 2002 to 2007. He is also the Chairman of Western Alliance Leasing. Mr. Froeschle has 32 years of experience in commercial banking. Prior to joining the Company,

Mr. Froeschle held various positions with National Bank of Arizona from June 1987 to June 2002, including Chief Credit Officer from June 1997 to December 2001. Mr. Froeschle is 55.
     Dale Gibbons has been the Chief Financial Officer and an Executive Vice President of the Company since May 2003. He has been an Executive Vice President of Bank of Nevada since July 2004, and served as Bank of Nevada’s Chief Financial Officer from 2004 to 2007. He also has been a director of Premier Trust, Inc. since December 2003, a director of Miller/Russell & Associates since May 2004, and a director and treasurer of Western Alliance Leasing since 2006. Mr. Gibbons has 26 years of experience in commercial banking, including serving as Chief Financial Officer and Secretary of the Board of Zions Bancorporation from August 1996 to June 2001. Prior to joining the Company, Mr. Gibbons undertook various consulting projects, including with the Company. From 1979 to 1996, Mr. Gibbons worked for First Interstate Bancorp in a variety of retail banking and financial management positions. Mr. Gibbons is 47.
     Arnold Grisham has been the Company’s Executive Vice President of Northern California Administration since December 2006 and has served as the President and Chief Executive Officer of Alta Alliance Bank since its opening in October 2006. From 2002 until 2006, he was Managing Partner of the Grisham Group LLC, an executive search firm he founded that specializes in serving the financial institutions industry. From 2001 to 2002, Mr. Grisham was Managing Director of Korn/Ferry International, an executive search business. From 1999 until 2001, he served as President and a director of CivicBank of Commerce and as its Chief Lending Officer and Chief Operating Officer. From 1981 until January 1999, Mr. Grisham served in various management positions at Wells Fargo Bank and its affiliates, including Senior Vice President of the Oakland Regional Commercial Banking Office, Executive Vice President of the East Bay Regional Commercial Banking Office, and Executive Vice President for the National Financial Services Division. Mr. Grisham is on the board of directors of the Children’s Hospital and Research Center in Oakland and the Federal Reserve Bank of San Francisco. Mr. Grisham is 61.
     Bruce Hendricks is President and CEO of Bank of Nevada and Executive Vice President of Southern Nevada Administration for Western Alliance. Mr. Hendricks was named President of Bank of Nevada in 2007 and served as EVP/Regional President of the bank’s Sahara Regional Office since joining the bank in 2000. He began his career in 1969 in Las Vegas, and served as President/COO of American Bank of Commerce in Las Vegas and EVP/COO of First Security Bank of Nevada before joining Bank of Nevada. A graduate of University of Nevada Las Vegas, Mr Hendricks is a past President of the UNLV Alumni Association and is active in local community organizations. Mr. Hendricks is 57.
     James Lundy has been the Executive Vice President of Arizona Administration and the President and Chief Executive Officer of Alliance Bank of Arizona since February 2003. Mr. Lundy was also a director of the Company from February 2003 to March 2005. From June 1991 to June 2002, Mr. Lundy served as Senior Vice President and Executive Vice President of National Bank of Arizona, and from December 2000 to June 2002, as Vice Chairman of National Bank of Arizona. Prior to that, Mr. Lundy oversaw National Bank of Arizona’s commercial banking function on a statewide basis, with direct responsibility for over $1 billion in commercial loan commitments, executive oversight of marketing and overall supervision of approximately 100 employees involved in commercial banking and marketing throughout Arizona. Mr. Lundy is 58.
     Linda Mahan has been the Executive Vice President of Operations for the Company since July 2004. In this capacity, Ms. Mahan oversees centralized operations and technology. From 1994 to July 2004, Ms. Mahan was Chief Financial Officer of Bank of Nevada. Ms. Mahan was controller of Sun State Bank, Las Vegas, Nevada from 1982 until 1994. Her responsibilities at Sun State included accounting, human resources, and bank operations for six branches. Ms. Mahan graduated from the Pacific Coast Banking School in 2003. She has been in banking since 1974. Ms. Mahan is 50.
     Grant Markham was a co-founder and has been the Chief Executive Officer of First Independent Bank of Nevada since the Bank’s inception in 1999. A northern Nevada resident for the past 48 years, and a graduate of the University of Nevada, Mr. Markham has more than 38 years in the Nevada banking industry. Professional and community involvement presently includes serving as a member of the Bank’s Board of Directors, past Board member and Chairman of the Nevada Banker’s Association, and past Board member and President of the Northern Nevada Branch of the Juvenile Diabetes Research Foundation. Mr. Markham is 60.
     Merrill S. Wall has been the Chief Administrative Officer and Executive Vice President of the Company since February 2005. Mr. Wall has 37 years of banking experience. He previously served as Executive Vice President and Director of Human Resources for Zions Bancorporation and its subsidiary, California Bank & Trust, from October 1998 to February 2005. From 1987 to 1998, Mr. Wall worked for H.F. Ahmanson/Home Savings of America as a senior executive managing both human resources and training corporate-wide. Mr. Wall also spent 17 years with First Interstate Bancorp in a variety of commercial, retail and administrative positions. Mr. Wall is 60.
Compensation Discussion and Analysis
Named Executive Officers
     As used in this proxy statement, the term “named executive officers,” or “NEOs,” includes: (i) the Company’s Chief Executive Officer and Chief Financial Officer (“CFO”), and (ii) the Company’s three other most highly compensated executive officers who earned more than $100,000 in salary and bonus during the Company’s last fiscal year. In 2007, the other three NEOs were the CAO, the Company’s Chief Credit Officer (“CCO”) and its Executive Vice President of Arizona Administration (“EVP-AZ”).
Compensation Philosophy
     The Company’s compensation program is intended to provide the NEOs with total compensation that is competitive with comparable employers in the financial services industry and to closely align executive compensation with both the Company’s short-term and long-term performance. To that end, the compensation program for the NEOs focuses on annual and long-term strategic and operational goals through the use of a highly-leveraged compensation strategy, with the potential for a majority of each officer’s annual compensation to be earned through incentive variable compensation. The program is designed so that a substantial percentage of an executive’s total compensation opportunity is directly related to the Company’s stock performance and other financial metrics that the Company believes ultimately influence, and increase, long-term shareholder value. The Company’s compensation program also is designed to enable it to recruit and retain the executive talent required to successfully manage the Company.
Benchmarking of Compensation
     In benchmarking the compensation paid to our NEOs, the Committee considers base salary, annual incentive targets and actual awards, and the value of long-term incentive awards. In 2007, with the Consultant’s assistance, the Committee relied primarily on compensation information from the latest available SEC filings of companies included within our Peer Group (defined below) to benchmark the cash and equity compensation levels, and to compare executive benefit and perquisite programs. To supplement this information, particularly for the CAO, CCO and EVP-AZ positions for which there were fewer direct Peer Group comparisons based on job title and responsibilities, the Consultant also used two secondary sources of market compensation data: (1) the Consultant’s 2006 Executive Compensation

Report, representing 496 parent organizations and 626 independent operating units of U.S. based companies; and (2) Watson Wyatt’s executive survey, consisting of data collected from 195 unique organizations and comprised of data on 1,692 incumbents in the financial services industry. The Company’s executives were matched to the data by title and a point system reflecting job content.
     In February 2007, the Consultant used the Company’s comparator group of 14 comparable banking organizations with total market capitalizations between $1 billion and $1.8 billion and with total assets between $3.7 billion and $12.8 billion (the “Peer Group”) to analyze the EMC’s compensation as compared to market practices. The Company believes the Peer Group is representative of those companies with which the Company competes for executive talent. The members of the Peer Group used in 2007 were:
•	Cathay General Bancorp

•	Greater Bay Bancorp

•	Fremont General Corp.

•	First Republic Bank

•	Hammi Financial Corp

•	Boston Private Financial Holdings, Inc.

•	Pacific Capital Bancorp

•	UMB Financial Corp.

•	CVB Financial Corp.

•	First Community Bancorp (CA)

•	Umpqua Holdings Corp.

•	SVB Financial Group

•	UCBH Holdings, Inc.

•	WestAmerica Bancorporation
     For 2007, the Company established the amount and mix of base and variable compensation using this benchmarking process, while taking into account its objective of having a performance-focused total compensation program and the subjective value it places on each position. The Company targeted base salary for NEOs at approximately the median of the market and variable compensation at or above the median when the Company meets its performance objectives. In 2007, the Committee established the CEO’s target annual incentive opportunity (both cash and equity) so that his target total direct compensation or “TDC” (base salary, annual cash incentive (bonus), and annual equity grant) was approximately at the median of the Peer Group.
Elements of Executive Compensation
     The elements of the Company’s compensation program for NEOs during 2007 consisted of annual base salary, plus variable compensation in the form of both annual cash incentive payments (corporate bonus plan) and long-term equity incentive compensation (grants of time-based nonqualified stock options). The Company also provides the NEOs with standard benefits and very limited perquisites.
Annual Base Salary
     The Company views a competitive annual base salary as an important factor in attracting and retaining executive talent. Annual base salaries also serve as the foundation for the annual cash incentive plan, which expresses an NEO’s bonus opportunity as a percentage of his or her annual base salary. (Long-term equity incentive compensation is not directly linked to annual base salary.) While annual base salary levels and potential increases are typically directly linked to executive performance, the Committee historically has considered the Company’s financial performance as the principal factor in evaluating proposed salary budgets and increases, and this was the same in 2007.
     The Board of Directors determines the base salary for the CEO after reviewing the Committee’s recommendations and analyses. The Committee determines the base salary for other members of the EMC (including the NEOs) after considering input from the CEO regarding the performance of each member and making its own assessments regarding their individual performance, experience and other factors. In establishing 2007 base salary levels for EMC members, the Committee also considered both internal equity and external competitiveness, as discussed above.
     Because the Company’s executive compensation program is focused primarily on variable incentive compensation, the Committee targeted the CEO’s base salary for 2007 at the median of the Peer Group, representing approximately one-third of his target TDC. The Consultant initially recommended a 9% base salary increase for the CEO in 2007, which would have placed the CEO in the 3rd quartile of the Peer Group for base salary and total cash compensation, and just above the median for TDC. At the CEO’s request, however, the Committee recommended, and the Board approved, a base salary increase for the CEO of only approximately 4.5%. This increase places the CEO’s base salary at or around the median of the Peer Group. At the CEO’s request, he did not receive a base salary increase in 2008.
     For NEOs other than the CEO, the CEO recommends base salary increases to the Committee based upon individual and Company performance. The Committee reviews the CEO’s recommendations along with Peer Group data and supplemental information provided by the Consultant. The Company targeted the 2007 base salaries of the remaining NEOs at the market median for comparable jobs based on the benchmarking process described above. The base salary for each NEO (other than the CEO) generally represents less than 50% of his or her target TDC.
     In 2007, the CEO recommended, and the Committee approved, a base salary increase of 15% for the CFO, which placed his base salary in the 70th percentile of the Peer Group. The CEO recommended, and the Committee approved, a base salary increase of 5.8% for the CAO, which placed his base salary slightly above the median for comparable positions based on the Consultant’s market data. The CEO recommended, and the Committee approved, a base salary increase of 3% for the EVP-AZ, which placed his base salary slightly below the median for comparable positions based on the Consultant’s market data. Finally, the CEO recommended, and the Committee approved, a base salary increase of 12.5% for the CCO, which placed his base salary significantly below the median for comparable positions based on the Consultant’s market data. At the CEO’s recommendation, and with the Committee’s approval, the NEOs did not receive a base salary increase for 2008.
Annual Cash Incentive Compensation (Annual Bonus Plan)
     The annual cash incentive compensation element for the NEOs and other EMC members is their participation in the Western Alliance Bancorporation Annual Bonus Plan (the “Plan”). The Plan is designed and intended to motivate and retain qualified employees.
     The Plan calls for a cash bonus to be paid to all eligible employees based on the Company’s annual financial performance relative to pre-established targets for key financial metrics, and on a subjective quality control assessment by the CEO, which is subject to Compensation Committee review and approval. The Company sets the incentive plan targets to be “stretch” goals, which most of the Company’s business units performing to plan should be able to achieve. The threshold is set to reward achieving the majority of expectations and the upside opportunity requires superior results. The aggregate bonus opportunity for NEOs under the Plan is subject to an overall limit of 10% of the Company’s net income, after taxes. For 2007, this limit was approximately $3.33 million.
     For the CEO, CFO and CAO, the 2007 bonus was determined based on the following Company-wide criteria and weighting factors:

•	Earnings Per Share	50%

•	Organic Loan Growth	20%

•	Organic Deposit Growth	20%

•	Quality Control	10%

     These metrics, and the weight placed on each of them, reflect the Company’s overarching goal of creating shareholder value based on banking fundamentals, i.e. high quality loans and deposits, which are the principle measures of success for financial institutions. The Committee reviews the weighting of each component of the Company’s bonus plan on an annual basis to ensure the bonus plan properly reflects the Company’s current goals and priorities. For 2008, the Committee has approved adjustments to the above weighting factors, reducing loan growth to 10%, increasing deposit growth to 25%, and increasing quality control to 15%. The 2008 percentages place greater emphasis on liquidity and loan quality, while still encouraging quality loan growth.
     In 2007, the Company’s 2007 earnings per share target was $1.80. The Company’s 2007 targets for loan and deposit growth were $523 million and $510 million, respectively. With respect to the quality control criterion, the Company’s performance is assigned a pass or fail grade, based on the CEO’s and Committee’s overall assessment of such considerations as internal and regulatory examination results.
     Because they serve as senior executive officers of the Company’s Alliance Bank of Arizona subsidiary, the 2007 bonus payout for the CCO and EVP-AZ was based primarily on the performance of that operating unit. For 2007, the following criteria and weighting factors applied to these officers:

•	Earnings Per Share (Company)	10%

•	Net Income (Subsidiary)	40%

•	Organic Loan Growth (Subsidiary)	20%

•	Organic Deposit Growth (Subsidiary)	20%

•	Quality Control (Subsidiary)	10%
     The 2007 earnings per share target for Alliance Bank was identical to that of the Company. The Company includes Net Income as a component of its subsidiary banks’ bonus plans because net income is a direct measure of each unit’s financial performance over which executive officers of the unit have significant control on a year-to-year basis. Alliance Bank’s 2007 target for net income was $6.6 million, and its targets for loan and deposit growth were $100 million and $110 million, respectively. For 2008, the Committee approved adjustments to the above weighting factors, reducing loan growth to 10%, increasing deposit growth to 25%, and increasing quality control to 15%, again reflecting the Company’s current priorities and objectives.
     Each fiscal year the Committee approves an incentive matrix that details the relationship between performance on the financial metrics and bonus payout as a percent of target. The Committee approves a range of bonus payout percentages that apply depending on the whether the Company meets, exceeds or falls short of the approved goal. The incentive matrix establishes both thresholds (minimum acceptable performance levels to generate a payout) and target performance levels for each metric based on the degree of difficulty in achieving the Company’s goals. As noted above, the Plan is capped in terms of total bonus payments at 10% of net income. The incentive matrix outlines a minimum level of performance below which no bonus will be paid and the relationship among the metrics that will generate payouts at or above target.
     Annual incentive compensation targets under the Plan are expressed as a percentage of annual base salary. The 2007 target bonus for the CEO was 100% of his annual salary. For all other the NEOs the target bonus was 50% of their annual salary. NEO bonuses for 2007 were paid in February of 2008 and are set forth in the Summary Compensation Table and Grants of Plan Based Awards Table appearing at pages 25 and 27 below. Due primarily to challenging industry and economic conditions, the Company failed to achieve any of its bonus goals (other than quality control) in 2007 and, as a consequence, bonus payouts for the CEO, CFO and CAO were substantially below target. While Alliance Bank also did not fully achieve all of its goals, its performance produced somewhat higher bonus payouts for the CCO and EVP-AZ, though still below target.

Long-Term Equity Incentive Compensation
     The Company considers long-term equity incentive compensation critical to the alignment of executive compensation with shareholder value creation and an integral part of the Company’s overall executive compensation program. In 2006, the Company changed its approach to providing long-term equity incentive compensation by offering stock options only to the EMC members, which includes all of the NEOs, and instead granting shares of restricted stock to all other eligible officers. Prior to 2006, the Company’s long-term equity incentive plan included stock options for all eligible officers. We believe stock options provide a greater opportunity for a senior executive to grow his or her net worth in line with corporate performance, while restricted shares support the Company’s goal of providing less senior officers with an ownership position in the Company and encouraging their long-term retention. These changes were made both to align long-term equity incentive compensation levels with the Company’s overall compensation philosophy and to provide participants with programs that are more consistent with their level of impact on the Company’s business.
     Because the value that may be earned through stock options is dependent upon an increase in the value of the Company’s stock price, the Committee views nonqualified stock option grants as a critical link between management wealth accumulation and shareholder value creation. In addition, because options vest in equal increments over four years, the Company believes that these grants also promote retention of our EMC members. Pursuant to our equity plan, stock options may not be granted at less than 100% of fair market value on the date of grant. Fair market value is determined as the closing price of the Company’s common stock on the grant date.
     The Committee approves annual option grants at its January meeting, except with respect to the CEO, whose annual grant generally is approved by the Board of Directors at its January meeting. The grant date for the annual stock option grant generally is set as the day after the date of the January Board meeting. The Company typically issues its earnings release for the prior fiscal year at the close of business on the day of the Board’s January meeting. Setting the grant date as the day after the earnings release ensures that the pricing of options does not take advantage of nonpublic information by allowing a full day for the market to react to the information contained in the release.
     In view of recent revelations regarding stock option backdating and related practices at other companies, in January 2007, the Company conducted an internal investigation into its historical stock option granting practices and procedures. This investigation found no evidence that the Company ever backdated options, or that options were ever “re-priced,” modified or otherwise manipulated, with the purpose or effect of establishing a lower exercise price than the market price on the date the option grants were approved by the Committee or the Board (as the case may be).
     In 2007, the CEO recommended to the Committee that each NEO receive a stock option grant of 10,000 shares. After considering this recommendation, the advice of the Consultant and its Peer Group analysis, the Committee ultimately approved a stock option grant for each NEO of 12,500 shares, based on.
     At its January 2008 meeting, the Committee considered whether additional long-term equity incentives were appropriate for the Company’s EMC members, including each of the NEOs, given the overall state of the banking industry and the impact these conditions could have on the executives’ TDC. The Committee approved a one-time grant of restricted shares as a retention tool for EMC members other than the CEO, who requested that he be excluded from this special grant. The Committee determined the number of restricted shares granted to each EMC member based on the amount each officer received under the Company’s Annual Bonus Plan for fiscal year 2006. Each executive was awarded restricted stock with an approximate market value on the grant date of 50% of the executive’s 2006 bonus payout. Consistent with the special grant’s purpose as a retention vehicle, none of the restricted shares vest until three years from the date of the grant and vesting is contingent upon continued employment with the Company on the vesting date.

     As noted above, the Company generally does not grant shares of restricted stock to its NEOs. However, as a negotiated inducement to join the Company, the Committee approved a one-time grant of 27,000 shares of restricted stock to its Chief Administrative Officer (Merrill Wall) in 2005. These shares will vest at a rate of 20% per year over five years, so long as Mr. Wall remains employed at the Company. Additional information regarding this grant is provided in the compensation tables and accompanying footnotes beginning at page 25.
Benefits and Perquisites
     The Company offers executives the same basic benefit plans that are available to all full time employees (e.g., 401(k) plans, group insurance plans for medical, dental, vision care and prescription drug coverage, basic life insurance, long term disability coverage, holidays, vacation, etc.), plus voluntary benefits that an executive may select (e.g., supplemental life insurance). The overall benefits philosophy is to focus on the provision of core benefits, with executives able to use their cash compensation to obtain such other benefits as they individually determine to be appropriate for their situations.
     In 2007, benefits and perquisites for NEOs were minimal and generally were limited to business related programs. The Company believes in a compensation philosophy that deemphasizes benefits and perquisites for NEOs in favor of a highly-leveraged compensation philosophy described above.
Non-Qualified Deferred Compensation Plan
     NEOs may voluntarily defer cash compensation as part of the Company’s Restoration Plan (defined at page 28 below). The plan was adopted in order to allow the EMC members to defer a portion of their compensation because they face statutory limits under the Company’s 401(k) plan. We believe the plan is a cost-effective method of providing a market-competitive benefit to the NEOs. For more information on the Restoration Plan, including amounts deferred by the NEOs in 2007, see the Deferred Compensation Plan table and accompanying narrative below.
Equity Compensation Plan Information
     The following table provides information as of December 31, 2007, regarding outstanding options and shares reserved for issuance under the Company’s equity compensation plans.

Weighted-average
	Number of shares to be	exercise price of	Number of shares
	issued upon exercise of	outstanding	remaining available for
	outstanding options,	options, warrants	future issuance under
Plan Category	warrants and rights	and rights ($)	equity compensation plans
Equity compensation plans approved by security holders	2,291,887	15.42	1,148,800

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	2,291,887	15.42	1,148,800
Impact of Regulatory Requirements on 2007 Compensation
     Section 162(m) of the Internal Revenue Code (“Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s CEO and three highest paid executive officers, other than the CFO. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based,” as defined in Section 162(m). The Committee believes that it is generally in the Company’s interest to structure compensation to come within the Section 162(m) deductibility limits. The Committee also believes, however, that it must maintain the flexibility to take actions that it deems to be in the best interests of the Company, but which may not qualify for tax deductibility under Section 162(m). The Committee considered the impact of the $1 million cap on the deductibility of non-performance based compensation imposed by Code Section 162(m) in its design of executive compensation programs.
     In addition, the Committee considered other tax and accounting provisions in developing the pay programs for the Company’s NEOs. These included special rules applicable to nonqualified deferred compensation arrangements under Code Section 409A and the accounting treatment of various types of equity-based compensation under FAS 123R, as well as the overall income tax rules applicable to various forms of compensation. While the Company attempted to compensate executives in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately reward executives for the achievement of short- and long-term performance goals.
Compensation Committee Report
     The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission, and incorporated by reference into our Annual Report on Form 10-K.
Submitted by the Compensation Committee
Donald D. Snyder (Chairman)
Dr. James E. Nave
Kenneth A. Vecchione
Compensation Tables
Summary Compensation Table
     The following table provides information concerning the compensation of the NEOs in 2006 and 2007. The column entitled “salary” discloses the amount of base salary paid to each named executive officer during the year, including amounts paid by the Company’s subsidiaries. The columns entitled “Stock Awards” and “Option Awards” disclose the fair value of an award of stock or options measured in dollars and calculated in accordance with FAS 123R for stock or options granted after the initial public offering and in accordance with FAS 123 for stock or options granted prior to the initial public offering. For restricted stock, the FAS 123R fair value per share is equal to the closing price of the Company’s stock on the date of grant. For stock options, the FAS 123R fair value per share is based on certain assumptions that are explained in footnotes 1 and 13 to our financial statements, which are included in our Annual Report on Form 10-K. The value is disclosed ratably over the vesting period but without reduction for assumed forfeitures (as is done for financial reporting purposes). The amounts shown in this table also include a ratable portion of each grant made in prior years to the extent the vesting period fell during the year indicated, except where generally accepted accounting principles (“GAAP”) required the Company to recognize the full amount in a prior year. The Company made no grants of restricted stock to the NEOs in 2006 or 2007. For Mr. Wall, this column includes a pro rata portion of the expense attributable to restricted stock grants made in 2005.

     The column entitled “Non-Equity Incentive Plan Compensation” discloses payments made under the Western Alliance Bancorporation Annual Bonus Plan. No bonus was paid to a named executive officer except as part of this plan.

					Non-Equity
Name and					Incentive Plan	All Other
Principal Position	Year	Salary ($) (1)	Stock Awards ($)	Option Awards ($)	Compensation ($)(2)	Compensation ($) (3)	Total ($)
Robert Sarver	2007	572,307	0	257,219	57,500	27,984	915,010
President and Chief	2006	536,539	0	119,279	431,117	31,996	1,118,931
Executive Officer

Dale Gibbons	2007	295,692	0	123,190	15,000	13,819	447,701
Executive Vice	2006	260,000	0	67,815	110,000	11,228	449,543
President and Chief Financial Officer

Merrill Wall	2007	273,385	89,100	117,242	13,750	8,748	502,225
Executive Vice	2006	257,308	89,100	82,508	110,500	11,8840	551,300
President and Chief Administrative Officer

James Lundy	2007	231,246	0	129,452	24,360	19,421	404,479
Executive Vice	2006	225,000	0	94,508	67,500	35,621	422,629
President, Arizona Administration

Duane Froeschle	2007	222,307	0	84,840	23,625	5,353	336,125
Executive Vice	2006	200,000	0	52,118	60,000	5,177	317,295
President and Chief Credit Officer

(1)	The amounts shown in the Salary column reflect the following adjustments to base salary:
(i)	Mr. Sarver’s base salary was increased from $550,000 per year to $575,000 per year effective February 1, 2007. Mr. Sarver received no increase in base salary in 2008.

(ii)	Mr. Gibbons base salary was increased from $260,000 per year to $300,000 per year effective February 1, 2007. Mr. Gibbons received no increase in base salary in 2008.

(iii)	Mr. Wall’s base salary was increased from $260,000 per year to $275,000 per year effective February 1, 2007. Mr. Wall received no increase in base salary in 2008.

(iv)	Mr. Lundy’s base salary was increased from $225,000 per year to $232,000 per year effective February 1, 2007. Mr. Lundy received no increase in base salary in 2008.

(v)	Mr. Froeschle’s base salary was increased from $200,000 per year to $225,000 per year effective February 1, 2007. Mr. Froeschle received no increase in base salary in 2008.

(2)	The Non-Equity Incentive Plan Compensation is fully payable in 2008, and may not be deferred at the election of the NEO.

(3)	The table below shows the components of this column, which include the premiums paid by the Company in 2007 with respect to life insurance for the benefit of an NEO and matching contributions made by the Company in 2007 on behalf of the NEO under the Western Alliance Bancorporation 401(k) Plan and/or to the Company’s Restoration Plan, and perquisites.

	Insurance	Matching
Name	Premiums ($)	Contributions ($) (a)	Perquisites ($)		Total ($)
Mr. Sarver	1,037	26,947			27,984
Mr. Gibbons	1,037	12,782			13,819
Mr. Wall	1,037	7,711			8,748
Mr. Lundy	1,037	10,516	7,868	(b)	19,421
Mr. Froeschle	1,037	4,316			5,353

(a)	Pursuant to our 401(k) plan, the Company matches 50% of the executive’s first 6% of compensation contributed to the plan. Each executive is fully vested in his contributions. Earnings are calculated based on employees’ election of investments, and distributions are made at the normal retirement date, termination of employment, disability or death. For information on the Company’s contributions to the Restoration Plan, see the Nonqualified Deferred Compensation Table and accompanying narrative below.

(b)	Represents amounts paid by Alliance Bank of Arizona on behalf of Mr. Lundy for country club membership fees and dues.
Grants of Plan-Based Awards During 2007
     The following table contains information about estimated payouts under non-equity incentive plans and option awards made to each named executive officer during 2007. The threshold, target and maximum columns reflect the range of estimated payouts under the Western Alliance Bancorporation Annual Bonus Plan. These columns show the range of payouts targeted for 2007 performance under the Annual Bonus Plan, as described in the section titled “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis. The actual 2008 bonus payment for 2007 performance is shown in the Summary Compensation Table in the column entitled “Non-equity Incentive Plan Compensation.”
     The 5th and 6th columns report the number of shares of common stock underlying options granted in the fiscal year and corresponding per-share exercise prices. In all cases, the exercise price was equal to the closing market price of the Company’s common stock on the date of grant. Finally, the 8th column, reports the aggregate FAS 123R value of all awards made in 2007. Unlike the Summary Compensation Table above, the values reported here are not apportioned over the service or vesting period. The stock options granted to the NEOs in 2007 have seven-year terms and vest in equal increments on each of the first, second, third and fourth anniversaries of the date of the grant. Stock options have no express performance criteria other than continued employment. However, options have an implicit performance criterion because they have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

				Options	Exercise
				Awards:	or Base		Grant Date
				Number of	Price of		Fair
	Estimated Possible Payouts Under			Securities	Option		Value of
	Non-Equity Incentive Plan Awards ($)			Underlying	Awards	Grant	Option
Name	Threshold	Target	Maximum	Options(#)	($/Share)	Date	Awards ($)
Robert Sarver	57,500	575,000	690,000	50,000	34.80	1/23/07	571,500

Dale Gibbons	15,000	150,000	180,000	20,000	34.80	1/23/07	228,600

Merrill Wall	13,750	138,000	166,000	12,500	34.80	1/23/07	142,875

James Lundy	11,600	116,000	139,000	12,500	34.80	1/23/07	142,875

Duane Froeschle	11,300	113,000	135,000	12,500	34.80	1/23/07	142,875
Outstanding Equity Awards at Fiscal Year End
     The following table provides information concerning unexercised options and restricted stock awards that have not vested as of December 31, 2007. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. We computed the market value of stock awards by multiplying the closing market price of our stock at December 31, 2007 ($18.77), by the number of shares of unvested stock. Beginning in January 2006, options granted to NEOs have seven-year terms. Options granted prior to that time had ten-year terms.

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of	Market Value
	Underlying	Underlying			Shares or	of Shares or
	Unexercised	Unexercised	Option	Option	Units of Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Expiration	that Have Not	that Have Not
Name	Exercisable	Unexercisable (1)	Price ($)	Date	Vested (#)	Vested ($)
	45,000	20,000	12.00	10/27/14
Robert	8,750	26,250	29.00	1/17/13
Sarver	0	50,000	34.80	1/23/14
	35,000	10,000	7.03	5/29/13
	7,600	11,400	16.50	1/25/15
Dale	3,750	11,250	29.00	1/17/13
Gibbons	0	20,000	34.80	1/23/14
	30,000	45,000	16.50	1/25/15	16,200	304,074
Merrill	2,500	7,500	29.00	1/17/13
Wall (2)	0	12,500	34.80	1/23/14
	75,000	0	7.03	10/24/12
	3,000	4,500	16.50	1/25/15
James	2,500	7,500	29.00	1/17/13
Lundy	0	12,500	34.80	1/23/14
	60,000	0	7.03	10/24/12
	3,000	4,500	16.50	1/25/15
Duane	2,500	7,500	29.00	1/17/13
Froeschle	0	12,500	34.80	1/23/14

(1)	The options shown with an expiration date of January 17, 2013 and January 23, 2014 were granted on January 17, 2006 and January 23, 2007, respectively, and have a seven-year term vesting in equal 25% increments on the first, second, third and fourth anniversaries of the grant date. All other options have ten-year terms and vest in equal 20% increments on the first, second, third, fourth and fifth anniversaries of the grant date.

(2)	On December 31, 2007, Mr. Wall held a total of 27,000 shares of restricted common stock, with an aggregate fair market value on that date of $506,790. These shares were granted to Mr. Wall as a one-time inducement grant upon his hire. All of these shares were awarded in 2005. They will vest at a rate of 20% per year over five years, so long as Mr. Wall remains employed at the Company. Dividends, if any, will be paid on both vested and unvested shares at the same rate as those declared on our outstanding common stock.
Options Exercised and Stock Vested in 2007
     The following table provides information concerning exercises of stock options and the vesting of restricted stock during 2007 for each of the NEOs on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options (i.e., the market price on the exercise date, less the exercise price); the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock. For stock that vested in 2007, the aggregate dollar amount realized upon vesting was computed by multiplying the number of shares of stock by the market value of our common shares on the vesting date.

	Option Awards		Stock Awards
Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercises ($)	Acquired on Vesting (#)	Vesting ($) (1)
Robert Sarver	-0-	N/A	-0-	N/A

Dale Gibbons	5,000	115,550	-0-	N/A

Merrill Wall	-0-	N/A	5,400	182,790

James Lundy	-0-	N/A	-0-	N/A

Duane Froeschle	-0-	N/A	-0-	N/A

(1)	Amounts reflect the closing market value of the stock on the day the stock vested.
Nonqualified Deferred Compensation in 2007
     The Company sponsors the Western Alliance Bancorporation Nonqualified 401(k) Restoration Plan (the “Restoration Plan”), a deferred compensation plan available only to members of the EMC. The Restoration Plan became effective in 2006. Under the 401(k) Plan, there is a statutory limit on the amount of compensation that can be taken into consideration in determining participant contributions and the Company’s matching contributions. The Restoration Plan allows participants to contribute 6% of base and bonus compensation, without regard to the statutory compensation limit, but offset by participant contributions actually made under the 401(k) Plan. The Company makes matching contributions of fifty percent (50%) of the deferred amount up to 3% of all compensation as offset by the amount of matching contribution made on the participant’s behalf under the 401(k) Plan.
     The following table provides information with respect to the Restoration Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts. The column “Executive Contributions in 2007” indicates the aggregate amount contributed to such plans by each NEO during 2007. In 2007, no NEO received preferential or above-market earnings on deferred compensation, and no withdrawals or distributions were made.

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
Name	in 2007 ($)(1)	in 2007 ($)(2)	in 2007 ($)	at 12/31/07 ($)
Robert Sarver	29,192	14,596	4,601	119,741	(3)

Dale Gibbons	8,872	4,436	596	22,148	(4)

Merrill Wall	2,903	1,452	547	15,139	(5)

James Lundy	8,400	4,200	483	19,522	(6)

Duane Froeschle	-0-	-0-	-0-	-0-

(1)	Amounts in this column are included in the Summary Compensation Table in the Salary column.

(2)	Amounts in this column are included in the Summary Compensation Table, in the All Other Compensation column, and as a portion of the Matching Contributions column in footnote (2) to that table.

(3)	$43,788 of this amount was included in Mr. Sarver’s total compensation for 2007 shown in the Summary Compensation Table on page 25 above.

(4)	$13,308 of this amount was included in Mr. Gibbons’ total compensation for 2007 shown in the Summary Compensation Table on page 25 above.

(5)	$4,355 of this amount was included in Mr. Wall’s total compensation for 2007 shown in the Summary Compensation Table on page 25 above.

(6)	$12,600 of this amount was included in Mr. Lundy’s total compensation for 2007 shown in the Summary Compensation Table on page 25 above.
Potential Payments Upon Termination or Change in Control
          The Company does not have employment, change of control, severance or similar agreements or arrangements with any of its NEOs. Unvested stock options and restricted stock grants are forfeited immediately upon termination of employment for any reason. If a recipient dies or his or her employment is terminated due to disability, all vested options must be exercised within 12 months after the date of death or termination. If a recipient’s employment is terminated for any other reason (except termination for cause), he or she has 90 days from the date of termination to exercise all vested stock options.
     The 2005 Stock Incentive Plan provides for the accelerated vesting of all outstanding options and shares of restricted stock upon the occurrence of a “Corporate Transaction,” which is defined as:

•	the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

•	a sale of all or substantially all of the assets of the Company to another person or entity; or

•	any transaction, including a merger or reorganization, in which the Company is the surviving entity, which results in any person or entity other than persons who are stockholders or affiliates immediately prior to the transaction owning 50% or more of the combined voting power of all classes of stock of the Company.
     In the event of a Corporate Transaction, the Board of Directors may elect, in its sole discretion, to cancel any outstanding options and restricted stock and pay, or cause to be paid, to the holder an amount in cash or securities having a value:
•	in the case of restricted stock, equal to the formula or fixed price per share paid to holders of shares of the Company’s common stock in connection with the Corporate Transaction, or

•	in the case of options, equal to the product of the number of shares of common stock subject to the option multiplied by the amount, if any, by which the formula or fixed price per share paid to holders pursuant to the Corporate Transaction exceeds the exercise price of the option.
     Assuming a December 31, 2007 Corporate Transaction, and assuming acceleration of all outstanding unvested equity awards per the terms of the plan, the value of all equity awards that would vest and become exercisable for each NEO would be as follows:

Name	Value of Stock Options ($) (1)	Value of Restricted Shares ($)	Total ($)
Robert Sarver	135,400	0	135,400

Dale Gibbons	143,278	0	143,278

Merrill Wall	102,150	304,074	406,224

James Lundy	10,215	0	10,215

Duane Froeschle	10,215	0	10,215

(1)	The value of stock options reflects the fact that a substantial number of unvested stock options held by NEOs had an exercise price per share greater than the market price per share as of December 31, 2007.
     In addition, pursuant to indemnification agreements entered into by the Company with each of its directors and executive officers, in the event of a change of control of the Company, an independent party will be appointed to determine the rights and obligations of the indemnitee and the Company with regard to a particular proceeding, and the Company has agreed to pay the reasonable fees for such party. If there is a potential change in control, the agreement provides that, upon the request of an indemnitee, the Company will establish and fund a trust for payment of reasonably anticipated expenses, and that the trust cannot be revoked upon a change of control without the indemnitee’s consent. For more information regarding the indemnification agreements, see “Employment, Noncompetition and Indemnification Agreements.”
     Under the Company’s Restoration Plan, the Company’s matching contribution in the executive’s account (and all earnings thereon) will become 100% vested immediately (if not already vested): (1) upon a change in control of the Company, or (2) on the date the executive reaches age 65, the date of his disability, or the date he dies, if the executive is employed by the Company on any such date.
     Assuming a change in control or other vesting event occurred on December 31, 2007, the vesting benefit to each NEO would be $32,689 for Mr. Sarver, $5,887 for Mr. Gibbons, $4,123.34 for Mr. Wall, $6,884 for Mr. Lundy, and $0 for Mr. Froeschle.
Employment, Noncompetition and Indemnification Agreements
Employment Agreements
     The Company has not entered into employment agreements with any of its NEOs. Its subsidiary, the Bank of Nevada, entered into a letter agreement with Larry L. Woodrum in connection with his resignation as President and Chief Executive Officer of the bank effective July 1, 2006. Pursuant to this agreement, the Company agreed to continue to pay Mr. Woodrum his 2006 base salary through December 31, 2006, to pay Mr. Woodrum any bonus earned for 2006 (in accordance with the Annual Bonus Plan) and, for his services as Vice Chairman of the Bank, to pay Mr. Woodrum an annual salary of $120,000 beginning January 1, 2007 through December 31, 2009. Mr. Woodrum agreed, during the period he is employed by the Bank and for two years thereafter, not to directly or indirectly, own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected with as an officer, employee, partner, director, consultant or otherwise, or have any financial interest in any business that provides products and services similar to and competitive with any products or services offered by the Bank or any of its affiliates (other than passive stock ownership of no more than 5% of the outstanding stock of such a corporation that is listed or traded on the NYSE, American Stock Exchange or NASDAQ). Mr. Woodrum also agreed that during the same period he would not, directly or indirectly, employ or solicit for employment any employee of the Bank or any of its affiliates or to solicit or communicate with any customers of the Bank or any of its affiliates for the purpose of selling or providing any products or services similar to or competitive with the products or services offered by the Bank or any of its affiliates. The noncompetition and nonsolicitation provisions of the letter agreement are in addition to, and do not supercede, Mr. Woodrum’s obligations under the Noncompetition Agreement described below.
Noncompetition Agreement
     On July 31, 2002, the Company entered into Noncompetition Agreements with Messrs. Lundy, Sarver, Snyder and Woodrum. The agreements are enforceable while each such person is employed by the Company as a senior executive or is a member of its Board of Directors and for two years following the conclusion of such service. Each agreement provides that, other than with the Company, the individual will refrain from (a) engaging in the business of banking, either directly or indirectly, or from having an interest in the business of banking, in any state in which the Company engages in the business of banking; (b) soliciting any person then employed by the Company for employment with another entity engaged in the business of banking; or (c) diverting or attempting to divert from the Company any business of any kind in which the Company is engaged. The agreement does not prohibit passive ownership in a company engaged in banking that is listed or traded on the NYSE, American Stock Exchange or NASDAQ, so long as such ownership does not exceed 5%. In the event of a breach or threatened breach, the Company is entitled to obtain injunctive relief against the breaching party in addition to any other relief (including money damages) available to the Company under applicable law.
Indemnification Agreement
     The Company entered into Indemnification Agreements with each of its directors and executive officers (the “indemnitees”). These agreements provide contractual assurance of the indemnification authorized and provided for by the Company’s articles of incorporation and bylaws and the manner of such indemnification, regardless of whether the Company’s articles or bylaws are amended or revoked, or whether the composition of the Board of Directors is changed or the Company is acquired. However, such limitation on liability would not apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding against a director. The Company’s by-laws include provisions for indemnification of its directors and officers to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such laws and is unenforceable.
     The agreement provides for the payment, in whole or in part, of expenses, judgments, fines, penalties, or amounts paid in settlement related to a proceeding implicating an indemnitee if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to criminal proceedings, the person must have had no reason to believe the relevant conduct was unlawful in order to obtain indemnification. Each agreement also provides for instances in which the Company will advance funds to the indemnitee and a related mechanism by which the Company may be reimbursed for such advances if it is ultimately found not obligated to indemnify the indemnitee in whole or in part. Further, the Company has agreed to pay for all expenses incurred by an indemnitee in his or her attempt to enforce the indemnification terms of his or her agreement, any other agreement or law, the Company’s bylaws or its articles of incorporation. The Company has also agreed to pay for all expenses incurred by an indemnitee in his or her attempt to seek recovery under any officers’ or directors’ liability insurance policies, without regard to the indemnitee’s ultimate entitlement to any such benefits.
     Each agreement to indemnify is subject to a number of qualifications. For example, it does not apply to any proceeding instituted by a bank regulatory agency that results in an order assessing civil monetary penalties or requiring payments to the Company or instituted by an indemnitee against the Company or its directors or officers without the Company’s consent. Further, the Company’s obligations are relieved should it be determined by a judge or other reviewing party that applicable law would not permit indemnification. The Company is entitled to assert that the indemnitee has not met the standards of conduct that make it permissible under the Nevada General Corporation Law for the Company to indemnify its directors and officers.
     In the event of a change of control of the Company, each agreement provides for the appointing of an independent party to determine the rights and obligations of an indemnitee and the Company with regard to a particular proceeding, and the Company has agreed to pay the reasonable fees for such party. If there is a potential change in control, the agreement provides that, upon the request of an indemnitee, the Company will establish and fund a trust for payment of reasonably anticipated expenses, and that the trust cannot be revoked upon a change of control without the indemnitee’s consent.

Certain Transactions
     The Company and the Banks have engaged in, and in the future expect to engage in, banking transactions in the ordinary course of business with directors, officers, and principal stockholders of the Company and the Banks (and their associates), including corporations, partnerships and other organizations in which such persons have an interest. These loans were made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with others and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2007, the Company’s officers, directors and principal stockholders (and their related interests) were indebted to the Banks in the aggregate amount of approximately $90.4 million in connection with these loans. This amount was approximately 2.5% of total loans outstanding as of such date. All such loans are currently in good standing and are being paid in accordance with their terms.
Certain Business Relationships
     Robert Sarver, the Company’s President, Chairman and Chief Executive Officer, controls several limited partnerships which invest in commercial real estate. Directors Hilton, A. Marshall, T. Marshall and former Director Baker are currently invested in one or more of these partnerships as limited partners. None of these investments are related in any way to the Company’s operating or financial performance or the value of the Company’s shares. Other than Mr. Sarver, none of these directors is a managing or general partner in any of these entities, nor do they have any other role that would have a policy making function for such entities. Mr. Sarver also is the managing partner of the entity which owns the Phoenix Suns NBA basketball team. Director Hilton is a limited partner in the Phoenix Suns ownership group.
     Mr. Sarver also serves as a director of Meritage Homes Corporation. He served on the Compensation Committee of Meritage until February 2004. Mr. Hilton is the chairman of the board and chief executive officer of Meritage. William S. Boyd, a director of the Company, was the chief executive officer of Boyd Gaming Corporation in 2007. Marianne Boyd Johnson, Mr. Boyd’s daughter, is a director of the Company and Boyd Gaming Corporation. Robert L. Bougher, a director of Bank of Nevada and Boyd Gaming Corporation, is the chief executive officer and president of the Echelon Resort, a new Las Vegas casino and resort project that is owned by Boyd Gaming Corporation. Director Snyder was the president of Boyd Gaming Corporation from January 1997 until March 2005.
Policies and Procedures Regarding Transactions with Related Persons
     The Company’s Audit Committee and Nominating and Corporate Governance Committee have approved a written Related Party Transactions Policy, which will be submitted to the full Board of Directors for adoption at its regular meeting in April 2008. This Policy requires Company Directors and executive officers to promptly report any transaction greater than $10,000 in which the Company or a subsidiary will be a participant, and a Director, executive officer or any of their immediate family members will have a direct or indirect economic interest. Unless the transaction is a pre-approved transaction, each Related Party Transaction must be approved or ratified by the appropriate governing body, director or officer.
     In addition, the Company has a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with the Company’s Corporate Governance Guidelines, each director is required to satisfy the independence standards prescribed under the listing requirements of the New York Stock Exchange or under applicable law. As part of the annual review process, the Company distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of its directors and officers, reviews the responses to these questionnaires and reports the results to the Nominating and Corporate Governance Committee. The Company’s Code of Business Conduct and Ethics requires all employees to avoid any situation in which a person’s private interest interferes in any way (or even appears to interfere) with the interests of the Company, including transactions in which an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position at the Company, such as loans to, or guarantees of obligations of, employees or directors or their family members, other than those made in the ordinary course of business.
     In accordance with Federal Reserve Board Regulation O, each of the Company’s bank subsidiaries has adopted a formal policy governing any extensions of credit to any officer, director or significant shareholder of the bank or any affiliate. These policies require, among other things, that any such loan (1) be made on substantially the same terms (including interest rates, collateral and repayment terms) as those prevailing at the time for comparable transactions with unrelated persons, (2) not involve more than the normal risk of collectibility or present other unfavorable features for the bank, and (3) be approved by a majority of the bank’s full board of directors, without the direct or indirect participation of the interested person. Any transactions between the Company and an officer or director of the Company (or any of its affiliates), or an immediate family member of such an officer or director, falling outside the scope of these formal policies must be conducted at arm’s length. Any consideration paid or received by the Company in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances.
INDEPENDENT AUDITORS
     Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed McGladrey & Pullen, LLP to audit the financial statements of the Corporation and certain of its subsidiaries for the fiscal year ending December 31, 2007, and to report on the consolidated balance sheets, statements of income and other related statements of the Company and its subsidiaries. McGladrey & Pullen LLP has served as the independent auditor for the Company since 1994. Representatives of McGladrey & Pullen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the stockholders.
Fees and Services
     The following table shows the aggregate fees billed to the Company for professional services by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) for fiscal years 2007 and 2006:

	Fiscal Year 2007 ($)	Fiscal Year 2006 ($)
Audit Fees	898,000	1,288,000

Audit-Related Fees	49,000	19,000

Tax Fees	95,000	68,000

All Other Fees	24,000	118,000

Total	1,066,000	1,493,000
Audit Fees. Audit fees for 2007 include professional fees and costs associated with review of Forms S-4, S-3 and S-8 and related consents. Audit fees for 2006 include professional fees and costs associated with review of Form S-4 and related consents. Audit fees for 2006 also include professional fees and costs associated with review of documents for the private placement of securities. Fees for both years also include review of Forms 10-Q and related SAS 100 reviews.
Audit-Related Fees. Audit related fees include audits of an employee benefit plan and services relating to various accounting and reporting matters.
Tax Fees. Tax fees include review of tax estimates and various tax consulting services. In addition, tax fees include preparation of final tax returns for acquired entities.
All Other Fees. All other fees include regulatory compliance services.
     The Audit Committee considered the compatibility of the non-audit-related services performed by and fees paid to McGladrey & Pullen, LLP and RSM McGladrey, Inc. in 2007 and the proposed non-audit-related services and fees for 2008 and determined that such services and fees are compatible with the independence of McGladrey & Pullen, LLP.
Audit Committee Pre-Approval Policy
     The Audit Committee is required to pre-approve all audit and non-audit services provided by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, tax and other services provided by the independent auditors, which services are periodically reviewed and revised by the Committee. Unless a type of service has received general pre-approval under the policy or involves de minimus fees, the service will require specific approval by the Audit Committee. The Audit Committee may delegate to its Chairman the authority to pre-approve services of the independent auditors, provided that the Chairman must report any such approvals to the full Audit Committee at its next scheduled meeting.
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
     The following table sets forth certain information with respect to the beneficial ownership of common stock, as of the Record Date, February 28, 2008, by (a) persons known to the Company to own more than 5% of the outstanding shares of its common stock, (b) each director and executive officer of the Company, and (c) the Company’s directors and executive officers as a group. The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each individual. The Company knows of no person who owns, beneficially or of record, either individually or with associates, more than 5% of the Company’s common stock, except as set forth below.

	Number of Shares	Percentage of
Beneficial Owner (1)	Beneficially Owned	Common Stock (2)
Bruce Beach (3)	21,697	*
William S. Boyd (4)	1,758,230	5.82
Gary Cady (5)	95,731	*
Duane Froeschle (6)	250,720	*
Dale Gibbons (7)	136,674	*
Arnold Grisham (8)	32,881	*
Bruce Hendricks (9)	88,293	*

	Number of Shares	Percentage of
Beneficial Owner (1)	Beneficially Owned	Common Stock (2)
Steven J. Hilton (10)	278,855	*
Marianne Boyd Johnson (11)	3,466,028	11.47
James Lundy (12)	206,807	*
Cary Mack (13)	142,097	*
Linda Mahan (14)	87,559	*
George J. Maloof, Jr. (15)	93,353	*
Grant Markham (16)	118,240	*
Arthur Marshall (17)	255,096	*
Todd Marshall (18)	692,639	2.29
M. Nafees Nagy, M.D. (19)	879,800	2.91
James Nave, D.V.M. (20)	517,944	1.71
John P. Sande, III	76,648	*
Robert G. Sarver (21)	3,655,807	11.68
Donald D. Snyder (22)	215,071	*
Kenneth A. Vecchione	0	*
Merrill Wall (23)	114,753	*
Larry L. Woodrum (24)	102,687	*

All directors and executive officers as a group (24 persons)	13,287,610	41.48

*	Less than one percent

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, a person is deemed to be the beneficial owner of any shares of common stock if such person has or shares voting power and/or investment power with respect to the shares, or has a right to acquire beneficial ownership at any time within 60 days from February 28, 2008. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Shares subject to outstanding stock options and warrants, which an individual has the right to acquire within 60 days of February 28, 2008 (“exercisable stock options” and “exercisable warrants,” respectively), are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities. The business address of each of the executive officers and directors is 2700 West Sahara Avenue, Las Vegas, Nevada 89102, Telephone: (702) 248-4200.

(2)	Percentage calculated on the basis of 30,219,153 shares outstanding on February 28, 2008.

(3)	Share ownership includes 4,100 shares subject to exercisable stock options.

(4)	Share ownership includes 2,500 shares subject to exercisable stock options and 1,755,730 shares held by a trust.

(5)	Share ownership includes 40,775 shares subject to exercisable stock options, and 493 shares held in his Company 401(k) account.

(6)	Share ownership includes 72,625 shares subject to exercisable stock options, 44,381 shares subject to exercisable warrants, and 284 shares held in his Company 401(k) account. Includes 5,000 shares which are pledged or held in a margin account.

(7)	Share ownership includes 58,900 shares subject to exercisable stock options, and 424 shares held in his Company 401(k) account. Includes 69,900 shares which are pledged or held in a margin account.

(8)	Share ownership includes 10,045 shares subject to exercisable stock options, 7,500 shares subject to exercisable warrants, and 336 shares held in his Company 401(k) account.

(9)	Share ownership includes 65,375 shares subject to exercisable stock options, 12,500 held by a trust, and 361 shares held in his Company 401(k) account.

(10)	Share ownership includes 8,500 shares subject to exercisable stock options, 68,274 shares subject to exercisable warrants, 52,433 shares held by a family trust, 136,548 shares held by a limited liability company, and 8,000 shares held in his children’s trust accounts.

(11)	Share ownership includes 8,500 shares subject to exercisable stock options, 2,844,134 shares held by certain grantor retained annuity trusts, 302,703 shares held by two other trusts, and 238,861 shares held by a limited partnership.

(12)	Share ownership includes 87,625 shares subject to exercisable stock options, and 372 shares held in his Company 401(k) account.

(13)	Share ownership includes 8,500 shares subject to exercisable stock options, 40,000 shares held by a family trust, and 87,497 held by a limited liability company.

(14)	Share ownership includes 45,359 shares subject to exercisable stock options.

(15)	Share ownership includes 2,500 shares subject to exercisable stock options.

(16)	Share ownership includes 55,725 shares subject to exercisable stock options, and 334 shares held in his Company 401(k) account.

(17)	Share ownership includes 2,500 shares subject to exercisable stock options, and 235,196 shares held by a family trust.

(18)	Share ownership includes 2,500 shares subject to exercisable stock options, and 604,248 shares held by various trusts.

(19)	Share ownership includes 2,500 shares subject to exercisable stock options, 170,864 shares held by a trust, 24,000 shares held by a partnership, and 680,836 shares held by four limited liability companies.

(20)	Share ownership includes 8,500 shares subject to exercisable stock options held by a grantor retained annuity trust, 176,110 shares held by a profit sharing plan, and 125,818 held by his daughter.

(21)	Share ownership includes: (i) 30,000 shares held by Mr. Sarver’s spouse over which he disclaims all beneficial ownership, (ii) 5,000 shares held by Mr. Sarver’s children over which he disclaims all beneficial ownership, (iii) 75,000 shares subject to exercisable stock options, (iv) 959,259 shares subject to exercisable warrants, (v) 228,429 shares and 34,137 exercisable warrants held in a trust, (vi) 166,022 shares held by a limited partnership, (vii) 31,374 shares and 13,656 exercisable warrants held by a corporation, and (viii) 614 shares held in his Company 401(k) account. Includes 2,363,141 shares which are pledged or held in a margin account.

(22)	Share ownership includes 8,500 shares subject to exercisable stock options, and 95,182 shares held by two trusts. Includes 96,082 shares which are pledged or held in a margin account.

(23)	Share ownership includes 53,125 shares subject to exercisable stock options, and 378 shares held in his Company 401(k) account.

(24)	Share ownership includes 61,400 shares subject to exercisable stock options, and 287 shares held in his Company 401(k) account.
ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING
Item 1. Election of Directors
     Under the Company’s Articles of Incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year. The terms of five Class III directors will expire at this year’s Annual Meeting. The Board nominated five individuals to be elected as Class III directors at the Annual Meeting, but Mr. Woodrum declined to stand for election. The four individuals listed below, all of whom are currently directors of the Company, are the nominees to be elected as Class III directors at the Annual Meeting. Mr. Woodrum’s seat on the board will remain vacant at this time. Proxies may not be voted for a greater number of persons than the number of nominees named.
     The term for directors elected this year will expire at the annual meeting of stockholders held in 2011. Each of the nominees listed below has agreed to serve that term. If any director is unable to stand for election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.
The Board of Directors unanimously recommends that the stockholders vote “FOR” all of the following nominees:
•	George J. Maloof, Jr.

•	John P. Sande, III

•	Robert G. Sarver

•	Donald D. Snyder
Biographical information about these nominees may be found beginning at page 6 of this proxy statement.
Item 2. Ratification of Appointment of the Independent Auditor
     The Audit Committee has appointed the firm of McGladrey & Pullen, LLP as the independent auditor to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2008 and the Company’s internal control over financial reporting as of December 31, 2008. Representatives of McGladrey & Pullen will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of the Company’s independent auditor is not required by our bylaws or otherwise, we are submitting the selection of McGladrey & Pullen to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for the Company.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditor.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. They are also required to furnish the Company with copies of all Section 16(a) forms they file with the SEC.
     To the Company’s knowledge, based solely on its review of the copies of such reports furnished to it and written representations from certain reporting persons that no forms were required for those persons, the Company believes that during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Boyd reported one transaction late on one report, and Mr. Sarver reported one transaction late on one report.
ADDITIONAL INFORMATION
Stockholder Proposals for 2009 Annual Meeting
     Any proposal which a stockholder wishes to have included in the Company’s proxy statement and form of proxy relating to its 2009 Annual Meeting of stockholders must be received by the Company, directed to the attention of the Corporate Secretary, at its principal executive offices at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, no later than December 22, 2008. If a stockholder wishes to present a matter at the Company’s 2009 Annual Meeting that is outside the process for inclusion in the proxy statement, notice must be given to the Secretary not later than February 6, 2009. All stockholder proposals will be subject to and must comply with Nevada law and the rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act, as amended.
Annual Report on Form 10-K
     As required, the Company has filed its Annual Report on Form 10-K for its 2007 fiscal year with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to the Company at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, Attention: Corporate Secretary, or from our website, www.westernalliancebancorp.com.
Legal Proceedings
     No director or executive officer of the Company is a party to any material pending legal proceedings or has a material interest in any such proceedings that is adverse to the Company or any of its subsidiaries.
Householding of Proxy Materials
     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or notify the Company by sending a written request to Western Alliance Bancorporation, 2700 West Sahara Avenue, Las Vegas, Nevada 89102, Attn: Corporate Secretary, or by calling (702) 248-4200.
Other Business
     Except as described above, the Company knows of no business to come before the Annual Meeting. However, if other matters should properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote in accordance with the determination of a majority of the Board of Directors on such matters.
BY ORDER OF THE
BOARD OF DIRECTORS
ROBERT G. SARVER
CHAIRMAN OF THE BOARD
Dated: March 21, 2008

ANNUAL MEETING OF STOCKHOLDERS OF
WESTERN ALLIANCE BANCORPORATION
April 22, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20430000000000000000 8	042208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	George J. Maloof, Jr.
		¡	John P. Sande, III
This proxy, when properly executed, will be voted in accordance with the directions of the undersigned. If no instruction to the contrary is given, this proxy will be voted “FOR“ the election of the nominees for Directors listed in Proposal 1 and “FOR” Proposal 2. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

☐	WITHHOLD AUTHORITY	¡	Robert G. Sarver
	FOR ALL NOMINEES	¡	Donald D. Snyder

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
WESTERN ALLIANCE BANCORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Dale Gibbons and Linda N. Mahan as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Western Alliance Bancorporation held of record by the undersigned on February 28, 2008, at the Annual Meeting of Stockholders to be held at the Embassy Terrace, 2800 West Sahara Avenue, Las Vegas, Nevada 89102, on April 22, 2008, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF
WESTERN ALLIANCE BANCORPORATION
April 22, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â

20430000000000000000 8	042208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	George J. Maloof, Jr.
		¡	John P. Sande, III
This proxy, when properly executed, will be voted in accordance with the directions of the undersigned. If no instruction to the contrary is given, this proxy will be voted “FOR“ the election of the nominees for Directors listed in Proposal 1 and “FOR” Proposal 2. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

☐	WITHHOLD AUTHORITY	¡	Robert G. Sarver
	FOR ALL NOMINEES	¡	Donald D. Snyder

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
WESTERN ALLIANCE BANCORPORATION
April 22, 2008
401(k) Plan Participants

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â

20430000000000000000 8	042208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	George J. Maloof, Jr.
		¡	John P. Sande, III
This proxy, when properly executed, will be voted in accordance with the directions of the undersigned. If no instruction to the contrary is given, this proxy will be voted “FOR“ the election of the nominees for Directors listed in Proposal 1 and “FOR” Proposal 2. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

☐	WITHHOLD AUTHORITY	¡	Robert G. Sarver
	FOR ALL NOMINEES	¡	Donald D. Snyder

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
WESTERN ALLIANCE BANCORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Dale Gibbons and Linda N. Mahan as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Western Alliance Bancorporation held of record by the undersigned on February 28, 2008, at the Annual Meeting of Stockholders to be held at the Embassy Terrace, 2800 West Sahara Avenue, Las Vegas, Nevada 89102, on April 22, 2008, or any adjournment or postponement thereof.
Western Alliance Bancorporation 401(k) Plan
Confidential Voting Instructions
To Charles Schwab Trust Co., Trustee
By signing on the reverse side or by voting by phone or Internet, you direct the above named Trustee to vote (in person or by proxy) as indicated on the front of this card, the number of shares of Western Alliance Bancorporation Common Stock credited to your account under Western Alliance Bancorporation 401(k) Plan at the Annual Meeting of Stockholders to be held on April 22, 2008 at 8:00 a.m. PDT, and at any adjournment thereof. In accordance with the applicable plan provisions, the Trustee will apply this voting instruction pro rata (along with the voting instructions of all other participants) to all shares of Common Stock held in the Plan for which the Trustee receives no voting instructions. These confidential voting instructions will be seen only by the authorized representatives of the Trustee.
(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDER OF
WESTERN ALLIANCE BANCORPORATION
April 22, 2008
401(k) Plan Participants
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

20430000000000000000 8	042208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	George J. Maloof, Jr.
		¡	John P. Sande, III
This proxy, when properly executed, will be voted in accordance with the directions of the undersigned. If no instruction to the contrary is given, this proxy will be voted “FOR“ the election of the nominees for Directors listed in Proposal 1 and “FOR” Proposal 2. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

☐	WITHHOLD AUTHORITY	¡	Robert G. Sarver
	FOR ALL NOMINEES	¡	Donald D. Snyder

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.